EXHIBIT A

As of July 24, 2013

1.	Licensed Benchmarks

WisdomTree Dividend Index

WisdomTree Equity Income Index

WisdomTree Dividend Ex-Financials Index

WisdomTree LargeCap Dividend Index

WisdomTree MidCap Dividend Index

WisdomTree SmallCap Dividend Index

WisdomTree Earnings Index

WisdomTree Earnings 500 Index

WisdomTree MidCap Earnings Index

WisdomTree SmallCap Earnings Index

WisdomTree LargeCap Value Index

WisdomTree LargeCap Growth Index

WisdomTree DEFA Index

WisdomTree DEFA Equity Income Index

WisdomTree DEFA International Hedged Equity Index

WisdomTree International Dividend ex-Financials Index

WisdomTree International LargeCap Dividend Index

WisdomTree International MidCap Dividend Index

WisdomTree International SmallCap Dividend Index

WisdomTree Europe SmallCap Dividend Index

WisdomTree Global Equity Income Index

WisdomTree Japan Hedged Equity Index

WisdomTree Japan SmallCap Dividend Index

WisdomTree Global ex-U.S. Growth Index

WisdomTree Asia Pacific ex-Japan Index

WisdomTree Australia Dividend Index

WisdomTree Emerging Markets Equity Income Index

WisdomTree Emerging Markets SmallCap Dividend Index

WisdomTree Middle East Dividend Index

WisdomTree India Earnings Index

WisdomTree Commodity Country Equity Index

WisdomTree Global Natural Resources Index

WisdomTree Global ex-U.S. Utilities Index

WisdomTree Global ex-U.S. Real Estate Index

WisdomTree China Dividend ex-Financials Index

WisdomTree U.S. Dividend Growth Index

WisdomTree United Kingdom Hedged Equity Index

WisdomTree Japan Hedged SmallCap Equity Index

WisdomTree U.S. SmallCap Dividend Growth Index

WisdomTree Emerging Markets Dividend Growth Index

2.	Licensed Marks

WISDOMTREE

HIGH-YIELDING EQUITY